Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333 167570 and No. 333-144122) of The InterGroup Corporation (the “Company”), of our report dated September 29, 2025, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

By:	/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey
September 29, 2025